
EVER-GLORY INTERNATIONAL GROUP, INC.
(NYSE AMEX:EVK)
100%
Perfect Dream Limited
(BVI)
100%
100%
100%
100%
Nanjing Catch-Luck Garments Co, Ltd. ("PRC)
("Catch-Luck")
Nanjing New-Tailun Garments Co, Ltd. (PRC)
(" New-Tailun ")
Goldenway Nanjing Garments Company Limited (PRC)
("Goldenway")
Ever-Glory International Group (HK) Ltd.
("Ever-Glory HK")
20%
100%
80%
Jiangsu La Go Go Fashion Company Limited (PRC)
("Jiangsu LA GO GO")
Ever-Glory International Group Apparel Inc.(PRC)
(" Ever-Glory Apparel ")
100%
100%
100%
Shanghai La Go Go Fashion Company Limited (PRC)
("Shanghai LA GO GO")
Nanjing Tai Xin Garments Trading Company Limited(PRC)
("Tai Xin")
Xizang He Meida Trading Company Limited(PRC)
("He Meida")
100%
Shanghai Ya Lan Fashion Company Limited (PRC)
("Ya Lan")